Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Overland Storage, Inc. (the “Company”) of our report dated May 14, 2014, with respect to the consolidated financial statements of Tandberg Data Holdings S.a.r.l., which report appears in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2014.

/s/ RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

July 23, 2014